Exhibit 99.1

For Immediate Release December 14, 2023	Media Contact:	+1 (212) 733-1226 PfizerMediaRelations@Pfizer.com

	Investor Contact:	+1 (212) 733-4848 IR@Pfizer.com

Pfizer Completes Acquisition of Seagen

•	Further establishes Pfizer as a leading oncology company poised to accelerate the next generation of breakthrough treatments for people with cancer

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To address U.S. Federal Trade Commission concerns, Pfizer has chosen to irrevocably donate the rights of royalties from sales of Bavencio® (avelumab) in the U.S. to the American Association for Cancer Research (AACR)

NEW YORK, December 14, 2023 – Pfizer Inc. (NYSE: PFE) today announced the successful completion of its acquisition of Seagen Inc. (NASDAQ: SGEN), a global biotechnology company that discovers, develops and commercializes transformative cancer medicines. Pfizer completed its acquisition of all outstanding common stock of Seagen for $229 in cash per share, for a total enterprise value of approximately $43 billion.

“Cancer remains a leading cause of death, and one in three people in the U.S. will receive a cancer diagnosis in their lifetime. With one of the largest investments in Pfizer’s history, we are going all in on cancer with the goal of delivering breakthroughs that drastically improve the lives of people with cancer,” said Dr. Albert Bourla, Pfizer Chairman and Chief Executive Officer. “With Seagen’s proprietary, world-leading Antibody-Drug Conjugate (ADC) technology, together with the scale and strength of Pfizer’s capabilities and expertise, we are poised to change the cancer treatment paradigm. We believe Oncology will be a significant growth driver for Pfizer and contribute meaningfully to the achievement of our near- and long-term financial goals.”

Seagen is a world-leader in ADC technology, a transformative modality that is emerging as a powerful tool across a broad range of cancers designed to preferentially kill cancer cells and limit off-target toxicities. With the addition of Seagen’s four in-line medicines, ADCETRIS® (brentuximab vedotin), PADCEV® (enfortumab vedotin), TIVDAK® (tisotumab vedotin) and TUKYSA® (tucatinib), Pfizer’s industry-leading Oncology portfolio now includes over 25 approved medicines and biosimilars across more than 40 indications, including nine medicines that are either blockbuster or have the potential to be blockbuster.

With the addition of Seagen, Pfizer’s Oncology pipeline has doubled in size with 60 programs spanning multiple modalities, including ADCs, small molecules, bispecifics and other immunotherapies. Moving forward, Pfizer will leverage its leading protein engineering and medicinal chemistry capabilities to advance Seagen’s ADC technology, unlocking potential novel combinations and next-generation biologics.

“This is a great day for Pfizer, and, more importantly, for people living with cancer, as we bring together the game-changing science and top talent of Seagen and Pfizer to form a leading

Oncology organization,” said Chris Boshoff, Chief Oncology Officer and Executive Vice President, Pfizer. “Driven by science and a passion for improving and extending patients’ lives, together, we will work with urgency towards our common purpose to deliver transformative cancer medicines and bring new hope to people living with cancer everywhere.”

As previously disclosed, to address U.S. Federal Trade Commission concerns, Pfizer has chosen to irrevocably donate the rights of royalties from sales of Bavencio® (avelumab) in the U.S. to the American Association for Cancer Research (AACR). This unrestricted donation will support AACR in its mission to prevent and cure cancer through research, education, communication, collaboration, science policy, and funding for cancer research.

Guggenheim Securities, LLC served as Pfizer’s financial advisor and Wachtell, Lipton, Rosen & Katz and Arnold & Porter Kaye Scholer LLP served as Pfizer’s legal advisors. Centerview Partners LLC served as Seagen’s financial advisor and Sullivan & Cromwell LLP served as Seagen’s legal advisor. MTS Health Partners also provided financial advice to Seagen.

Prescribing Information for Legacy Seagen Medicines

Please see full Prescribing Information for ADCETRIS® (brentuximab vedotin).

Please see full Prescribing Information for PADCEV® (enfortumab vedotin).

Please see full Prescribing Information for TIVDAK® (tisotumab vedotin).

Please see full Prescribing Information for TUKYSA® (tucatinib).

About Pfizer Oncology

At Pfizer Oncology, we are at the forefront of a new era in cancer care. Our industry-leading portfolio and extensive pipeline includes game-changing mechanisms of action to attack cancer from multiple angles, including antibody-drug conjugates (ADCs), small molecules, bispecifics and other immunotherapies. We are focused on delivering transformative therapies in some of the world’s most common cancers, including breast cancer, genitourinary cancer and hematologic malignancies, as well as melanoma, gastrointestinal, gynecological and thoracic cancers, which includes lung cancer. Driven by science, we are committed to accelerating breakthroughs to extend and improve patients’ lives.

About Pfizer: Breakthroughs That Change Patients’ Lives

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 170 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.pfizer.com. In addition, to learn more, please visit us on and follow us on Twitter at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

Disclosure Notice: The information contained in this press release is as of December 14, 2023. Pfizer assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This press release contains forward-looking information about, among other topics, Pfizer’s acquisition of Seagen, Seagen’s ADC technology, Pfizer’s Oncology portfolio and Seagen’s commercialized and pipeline products, including their potential benefits, anticipated revenue contribution and growth and potential blockbuster status, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the consummation of the acquisition on the market price of Pfizer’s common stock and/or operating results; significant transaction costs; unknown liabilities; other business effects and uncertainties and the uncertainties inherent in business and financial planning, including the effects of industry, market, business, economic, political or regulatory conditions; risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment or economies generally; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; uncertainties regarding the commercial success of Pfizer’s and Seagen’s commercialized and pipeline products; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for Pfizer’s or Seagen’s pipeline products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products; uncertainties regarding the impact of COVID-19; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.

All trademarks mentioned are the property of their respective owners.

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